SOUTHERN CALIFORNIA GAS
                          COMPANY

                             TO

                       U.S. BANK, N.A.
(successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association)

                          TRUSTEE


                   SUPPLEMENTAL INDENTURE
            To Base Indenture dated October 1, 1940

                 Dated as of October 1, 2002







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                      TABLE OF CONTENTS

                                                                PAGE
PARTIES                                                           1
RECITALS:                                                         1
Execution of Base Indenture and Supplements thereto               1
Recording of Base Indenture and Supplements thereto               1
Bonds heretofore issued                                           2
Creation of First Mortgage Bonds, Series GG, due 2012...          2
Lien on After Acquired Property                                   2
Purpose of Supplemental Indenture                                 2
Fulfillment of Conditions Precedent                               3
GRANTING CLAUSES:                                                 3
Real Property in California counties specified in Schedule A      4
Plant, system and utilities in specified counties and elsewhere   4
Other properties now or hereafter owned                           4
Excepted properties                                               5
HABENDUM AND DECLARATION OF TRUST                                 5

ARTICLE I AMOUNT, FORM, NUMBERING, DENOMINATION,
TRANSFER AND EXCHANGE OF SERIES GG BONDS, DUE 2012                5
SECTION 1.01.    AUTHORIZED AMOUNT OF SERIES GG BONDS, DUE 2012   5
SECTION 1.02.    SERIES GG BONDS, DUE 2012; ISSUABLE AS FULLY
REGISTERED BONDS                                                  5
SECTION 1.03.    GLOBAL SECURITIES                                6
SECTION 1.04.    FORM OF LEGEND FOR GLOBAL SECURITY               7
SECTION 1.05.    FORM OF REGISTERED BONDS AND CERTIFICATE         8
SECTION 1.06.    OTHER PROVISIONS AND ENDORSEMENTS                8
SECTION 1.07.    DENOMINATIONS; NUMBER                            8
SECTION 1.08.    EXCHANGEABILITY OF SERIES GG BONDS, DUE 2012     8
SECTION 1.09.    OFFICES OR AGENCIES FOR PAYMENT, REGISTRATION,
TRANSFER AND EXCHANGE OF SERIES GG BONDS, DUE 2012                8
SECTION 1.10.    CERTAIN CONDITIONS AS TO TRANSFER, ETC.,
OF SERIES GG BONDS, DUE 2012                                      8
ARTICLE II INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER
PROVISIONS OF SERIES GG BONDS, DUE 2012                           9
SECTION 2.01.    INTEREST RATE, MATURITY DATE AND PLACES
AND MEDIUM OF PAYMENT OF SERIES GG BONDS, DUE 2012                9
SECTION 2.02.    REDEMPTION OF SERIES GG BONDS, DUE 2012          9
SECTION 2.03.    CANCELLATION OF SERIES GG BONDS, DUE 2012        9
SECTION 2.04.    OTHER PROVISIONS OF SERIES GG BONDS, DUE 2012    9
SECTION 2.05.    RENEWAL FUND FOR SERIES GG BONDS, DUE 2012       9
SECTION 2.06.    DEFEASANCE OF SERIES GG BONDS, DUE 2012          9
ARTICLE III SUNDRY PROVISIONS                                    11
SECTION 3.01.    TRUSTEE NOT RESPONSIBLE FOR RECITALS;
RECORDATION OF SUPPLEMENTAL INDENTURE AS REQUIRED BY LAW         11
SECTION 3.02.    DATE OF SUPPLEMENTAL INDENTURE AND
SERIES GG BONDS, DUE 2012, ARE DATES OF IDENTIFICATION           11
SECTION 3.03.    SUPPLEMENTAL INDENTURE DEEMED TO BE PART
OF BASE INDENTURE                                                11
SECTION 3.04.    TRUSTEE ACCEPTS TRUSTS ON SAME TERMS
EXPRESSED IN BASE INDENTURE                                      11
SECTION 3.05.    EXECUTION OF SUPPLEMENTAL INDENTURE IN
COUNTERPARTS                                                     11
SECTION 3.06.    DEFINED TERMS                                   12
SECTION 3.07.    CONFLICTING PROVISIONS                          12
SECTION 3.08.    GOVERNING LAW.                                  12
SECTION 3.09.    OTHER SUNDRY PROVISIONS.                        12
TESTIMONIUM                                                       1
SIGNATURES AND SEALS                                              1
SCHEDULE A                                                        1
EXHIBIT A                                                         1

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THIS SUPPLEMENTAL INDENTURE, dated as of October 1, 2002 (this "Supplemental Indenture"), is made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation") and U.S. BANK, N.A. (successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association), an association duly organized and existing under the laws of the United States of America and having its principal place of business in the City and County of Los Angeles, State of California (hereinafter, together with its predecessors as trustees under the Indenture referred to below, sometimes called the "Trustee").

                          WITNESSETH:

WHEREAS, the Corporation has executed and delivered to the Trustee a certain Indenture (hereinafter referred to as the "Base Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Base Indenture, and the Corporation has executed and delivered to the Trustee supplemental indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June
1, 1956, December 1, 1956, July 1, 1957, October 1, 1959, July 1,
1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976,
October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985,
March 1, 1986, November 15, 1986, December 1, 1986, January 15, 1988,
June 15, 1988, November 1, 1988, December 1, 1990, October 1, 1991,
August 15, 1992, December 15, 1992, March 1, 1993, June 15, 1993,
November 1, 1993 and November 15, 1993 supplementing and amending the Base Indenture (each, a "Prior Supplemental Indenture," and the Base Indenture together with all Prior Supplemental Indentures and this Supplemental Indenture being herein collectively referred to as the "Indenture"); and

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in the Prior Supplemental Indenture dated as of June 1, 1956; the Prior Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in the Prior Supplemental Indenture dated as of July 1, 1957; the Prior Supplemental Indenture dated as of July 1, 1957 and each subsequently dated Prior Supplemental Indenture (other than the Prior Supplemental Indenture dated November 15, 1993) is so recorded as stated in the Prior Supplemental Indenture dated as of the next succeeding date; and the Prior Supplemental Indenture dated as of November 15, 1993 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

County                         Reference                       Date
Fresno          Official Records, Document 93-179423  November 19, 1993
Imperial        Official Records, Document 93-27752   November 19, 1993
Kern            Official Records, Document 93-171059  November 19, 1993
Kings           Official Records, Document 93-22089   November 19, 1993
Los Angeles     Official Records, Document 93-22089   November 19, 1993
Orange          Official Records, Document 93-0802716 November 19, 1993
Riverside       Official Records, Document 93-464504  November 22, 1993
San Bernardino  Official Records, Document 93-503688  November 19, 1993
San Diego       Official Records, Document 93-782237  November 19, 1993
San Luis Obispo Official Records, Document 93-072973 November 19, 1993 Santa Barbara Official Records, Document 93-092303 November 18, 1993
Tulare          Official Records, Document 93-083025  November 19, 1993
Ventura         Official Records, Document 93-224208  November 18, 1993

WHEREAS, bonds of the Corporation of four (4) series designated, respectively, as its "First Mortgage Bonds, Series BB, due 2023," "First Mortgage Bonds, Series DD, due 2023," "First Mortgage Bonds, Series EE, due 2025" and "First Mortgage Bonds, Series FF, due 2003" are outstanding as a part of the First Mortgage Bonds referred to in the Indenture, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, the Board of Directors has, by resolution duly adopted and delivered to the Trustee, created, as a part of the First Mortgage Bonds referred to in the Indenture, a new series of bonds designated "First Mortgage Bonds, Series GG, due 2012" (the "Series GG Bonds"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors, is to be without limitation as to aggregate authorized principal amount and of which series of bonds in the aggregate principal amount of $250,000,000 are to be presently issued; and

WHEREAS, it is provided in the Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situated, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Base Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions of the Indenture; and

WHEREAS, subsequent to the execution of the most recently recorded Prior Supplemental Indenture identifying after acquired property, the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Indenture by virtue of the after-acquired property clause or other clauses thereof; the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Indenture and of further assuring and confirming the lien of the Indenture on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Indenture, the Corporation and the Trustee may execute and deliver a Supplemental Indenture (i) to set forth the particulars, permitted by
Section 2.01 of the Indenture, as to which the Series GG Bonds may vary from the bonds of the other series of the First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

WHEREAS, the issuance of the Series GG Bonds and the encumbrances of the Corporation's property to secure the Series GG Bonds pursuant to this Supplemental Indenture have been authorized by the Public
Utilities Commission of the State of California:

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order: (a) to set forth or specify (i) the form of the fully registered Series GG Bonds, and the form of the certificate to be endorsed on all Series GG Bonds, and (ii) the terms and provisions of the Series GG Bonds, including the particulars thereof which vary from the bonds of the other series of the First Mortgage Bonds; and (b) further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Indenture, including specifically, but without limitation, all of the First Mortgage Bonds now outstanding and the $250,000,000 aggregate principal amount of Series GG Bonds and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto U.S. Bank, N.A., the Trustee, and to its successors or successors in the trust created by the Indenture, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of the Prior Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception (f) set forth on page 67 of the Base Indenture and reading as follows: "(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage;" which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

FIRST: All of the lots, pieces and parcels of land and rights or interests in real property situated in the Counties in the State of California, specifically described and mentioned or enumerated in Schedule A attached hereto, to which reference is hereby made and the same is made a part hereof with the same force and effect as if the same were here set forth at length.

SECOND: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situated in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

THIRD: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Indenture), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the "excepted property" (except as otherwise expressly provided in any Prior Supplemental Indenture hereinabove mentioned with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Base Indenture.

IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Indenture is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

                                ARTICLE I

                 AMOUNT, FORM, NUMBERING, DENOMINATION,
                       TRANSFER AND EXCHANGE OF
                       SERIES GG BONDS, DUE 2012

Section 1.01. The Series GG Bonds may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the Series GG Bonds shall be without limitation as to aggregate authorized principal amount.

Section 1.02. The Series GG Bonds shall be issued only as fully registered bonds without coupons. In addition, the Series GG Bonds may be issuable in whole or in part in the form of one or more securities that evidences all or part of the bonds of such series which is issued to a depository or a nominee thereof for such series (a "Global Security") and, in such case, the Board of Directors shall appoint a clearing agency registered under the Exchange Act of 1934, as amended (the "Exchange Act") designated to act as depositary (a "depositary") for such Global Securities.

Section 1.03. In the event the Series GG Bonds are issued as a Global Security the following provisions, in addition to the provisions of the Indenture, shall apply:

(a) Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Supplemental Indenture.

(b) Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Corporation that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary has not been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Corporation within 90 days after it became aware of such cessation, (C) the Corporation, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Corporation by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that such Global Security, together with all other Global Securities of the same series, shall be exchangeable as described below, or (D) an Event of Default (as defined in Section 1.02 of the Indenture) has occurred and is continuing with respect to the Series GG Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in the relevant Global Securities will be entitled to exchange those interests for definitive bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Corporation will deliver to the Trustee definitive bonds in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in an aggregate principal amount equal to the principal amount of such Global Securities, such bonds to be duly executed by the Corporation. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Corporation with respect thereto (which the Corporation agrees to deliver), and in accordance with any instructions given to the Trustee and the depositary (which instructions shall be in writing but need not be contained in or accompanied by an officers' certificate or be accompanied by an opinion of counsel), as shall be specified in the order from the Corporation with respect thereto to the Trustee, as the Corporation's agent for such purpose, to be exchanged, in whole or in part, for definitive bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive bonds of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for the payment of interest for such bond and before the opening of business at that place of payment on the next Interest Payment Date, or (ii) any special record date for the payment of interest for such bond and before the opening of business at such place of payment on the related proposed date for the payment of the interest which was not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest"), as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the date the interest is due (the "Interest Payment Date") or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(c) Subject to Clause (b) above, any exchange or transfer of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct.

(d) Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

Section 1.04. Unless otherwise specified as contemplated by Section
2.01 for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 1.05. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all Series GG Bonds shall be substantially in the form set forth on Exhibit A.

Section 1.06. The Series GG Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 1.07. The fully registered Series GG Bonds shall be issuable in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Indenture. The definitive Series GG Bonds shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

Section 1.08. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series GG Bonds may be exchanged without a service charge for a like aggregate principal amount of such Series GG Bonds of other authorized denomination or denominations; provided that the Corporation may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 1.09. The Corporation shall maintain in the City and County of San Francisco, State of California, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where Series GG Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the corporate trust office of the Trustee unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee. Notwithstanding the foregoing, if and when definitive bonds are issued, the Corporation shall maintain in the Borough of Manhattan, City and County of New York, State of New York, an office or agency where Series GG Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 1.10. No transfer or exchange of any Series GG Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

                              ARTICLE II

  INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER PROVISIONS OF
                       SERIES GG BONDS, DUE 2012

Section 2.01. The Series GG Bonds shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of Series GG Bond set forth on Exhibit A hereto and by the applicable provisions of the Indenture.

Section 2.02. The Series GG Bonds shall be subject to redemption prior to maturity as set forth in the form of Series GG Bond set forth on Exhibit A, upon notice, in the manner and otherwise upon the terms and conditions and with the effect, as provided herein and by the applicable provisions of the Indenture.

Section 2.03. The Corporation may at any time deliver to the Trustee for cancellation any Series GG Bonds previously authenticated and delivered under the Indenture which the Corporation may have acquired in any manner whatsoever and all Series GG Bonds so delivered shall be promptly cancelled by the Trustee upon the request of the Corporation.

Section 2.04. The Series GG Bonds shall, except as in this
Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

Section 2.05. The Series GG Bonds shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

Section 2.06. The following Section 11.01A shall apply to the Series GG Bonds in lieu of Section 11.01 of the Indenture:
"Section 11.01A	  If the Corporation, its successors or assigns,
shall

(a) pay or cause to be paid the principal of and interest on the bonds and coupons and claims for interest thereon to become due at the time and in the manner stipulated therein and herein, and/or

(b) provide for the payment of the bonds and interest thereon by depositing in cash with the Trustee or other depositary satisfactory to it at any time at or before maturity the entire amount due or to become due thereon for principal and interest to maturity of all the bonds outstanding, and/or

(c) in case of a call of all of the bonds then outstanding for redemption, deposit with the Trustee on or before the date on which all of such bonds (other than those which shall have matured by their terms) shall have been called for redemption, as provided in Article VII, the entire amount of the redemption price thereof, including interest and premium, if any, and shall deliver to the Trustee (1) proof satisfactory to the Trustee that notice of redemption as provided in Article VII has been given, or (2) proof satisfactory to the Trustee that arrangements have been made insuring that such notice will be given, or (3) a written instrument executed by the Corporation under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Corporation, and/or

(d) surrender to the Trustee for cancellation all the bonds and coupons thereto appertaining for which payment is not so provided,

and shall also pay, or satisfactorily provide, all other sums due and payable hereunder by the Corporation, including the compensation and expenses of the Trustee, then and in that case,

(i) at the request of the Corporation all the mortgaged property shall revert to the Corporation and the entire estate, right, title and interest of the Trustee and of the holders and registered owners of the bonds and coupons in respect of the mortgaged property shall thereupon cease, determine and become void; and

(ii) the Trustee in such case, upon the cancellation of all outstanding bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon request of the Corporation, and at its cost and expense (A) and upon delivery to it of an opinion of counsel stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since October 1, 2002 there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of Series GG Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, execute to the Corporation, or its order, proper instruments acknowledging satisfaction of this Indenture and (B) shall surrender to the Corporation, or its order, all cash and deposited securities, if any, which shall then be held by it hereunder as a part of the mortgaged property (exclusive of cash held in trust as provided in Section 5.03); provided, however, that if any such property shall have been delivered to the Trustee by any person or corporation other than the Corporation, the same shall be delivered or otherwise disposed of in accordance with any reservations, limitations, conditions or provisions which may have been set forth in the instrument in writing then executed, if any, respecting the use, management or disposition thereof; and provided further that if the Corporation pursuant to clauses (1) or (2) of subdivision (c) above shall have delivered to the Trustee proof satisfactory to it that notice of redemption as provided in Article VII has been given or that arrangements have been made insuring that such notice will be given, there shall also be delivered to the Trustee an officers' certificate stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and an opinion of counsel stating that in his opinion such conditions precedent have been complied with."

                            ARTICLE III

                         SUNDRY PROVISIONS

Section 3.01. The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and
14.03 of the Indenture, shall in no way be liable for any failure or omission in this regard.

Section 3.02. The date of this Supplemental Indenture and the date of the Series GG Bonds are intended as and for a date for the convenient identification of this Supplemental Indenture and of the Series GG Bonds, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that the Series GG Bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that the Series GG Bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

Section 3.03. This Supplemental Indenture shall be deemed to be part of the Base Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.04. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Base Indenture.

Section 3.05. In order to facilitate the recording of this Supplemental Indenture, the same may be, executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

Section 3.06. All terms used in this Supplemental Indenture which are defined in the Indenture are not defined herein shall have the meaning assigned to them in the Indenture.

Section 3.07. To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 3.08. This Supplemental Indenture and the Series GG Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

Section 3.09. To the extent not otherwise addressed in this Supplemental Indenture, this Supplemental Indenture shall be subject to the provisions of Article XVII of the Indenture, the terms of which are hereby incorporated by referenced into this Indenture Supplement.


IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank, N.A., in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and its Secretary or an Assistant Secretary, and its corporate seal to be hereunto duly affixed, all as of October 1, 2002.


                                  SOUTHERN CALIFORNIA GAS COMPANY
Attest:




/s/ THOMAS C. SANGER              By /s/ TERRY M. FLESKES
Name:  Thomas C. Sanger           Name:  Terry M. Fleskes
Title:  Secretary                 Title:  Vice President and Treasurer
(SEAL)



                                  U.S. BANK, N.A.
Attest:



/s/ GONZALO UREY                  By /s/ FONDA HALL
Name:  Gonzalo Urey               Name:  Fonda Hall
Title:  Assistant Vice President  Title:  Assistant Vice President






STATE OF CALIFORNIA
COUNTY OF SAN DIEGO

On this ..... day of October, 2002, before me,......................,
Notary Public, personally appeared Terry M. Fleskes, personally known to me to be one of the persons whose names are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the entity upon behalf of which he acted executed the instrument. WITNESS my hand and official seal.

Notary Public
My Commission expires .....................



STATE OF CALIFORNIA
COUNTY OF SAN DIEGO

On this ..... day of October, 2002, before me,.....................,
Notary Public, personally appeared Thomas C. Sanger, personally known to me to be one of the persons whose names are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument, the entity upon behalf of which he acted executed the instrument. WITNESS my hand and official seal.

Notary Public
My Commission expires .....................



STATE OF CALIFORNIA
COUNTY OF ______________

On this ..... day of ....................., 2002, before me,
............................, Notary Public, personally appeared
............................. and ............................,
personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public
My Commission expires .....................



STATE OF CALIFORNIA
COUNTY OF ______________

On this ..... day of ....................., 2002, before me,
............................, Notary Public, personally appeared
............................. and ............................,
personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public
My Commission expires .....................





                              SCHEDULE A

Incorporated in and made a part of the Supplemental Indenture dated as of October 1, 2002, by and among Southern California Gas Company and U.S. Bank, N.A., Trustee.

The descriptive names or captions do not constitute a part of the property descriptions, being used only for convenience of reference and not identification.

                            COUNTY OF KINGS

	Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of Kings, State of California, described as follows:

                       406 E. Fourth St., Hanford

LOTS 17, 18, 19, AND 20 IN BLOCK 259 OF THE CITY OF HANFORD, COUNTY OF KINGS, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF RECORDED IN BOOK 2 AT PAGE 49 OF MAPS, TULARE COUNTY RECORDS.

EXCEPTING THEREFROM THE SOUTH 60 FEET THEREOF.

                       406 E. Fourth St., Hanford

LOTS 1, 2 AND 3 IN BLOCK 71 OF THE CITY OF HANFORD, IN THE CITY OF HANFORD, COUNTY OF KINGS, STATE OF CALIFORNIA, ACCORDING TO THE
OFFICIAL PLAT THEREOF RECORDED IN BOOK 1, PAGE 35 OF MAPS, TULARE
COUNTY RECORDS.

APN: 012-106-017

                        COUNTY OF LOS ANGELES

	Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of Los Angeles, State of California, described as follows:

                    Montebello Gas Storage Area

That certain parcel of land in the City of Montebello described as follows:

BEGINNING AT THE INTERSECTION OF THE CENTERLINE OF WILCOX AVENUE WITH THE CENTER LINE OF LINCOLN AVENUE; THENCE NORTHWESTERLY ALONG THE
CENTER LINE OF SAID LINCOLN AVENUE TO THE NORTHEASTERLY PROLONGATION
OF THE NORTHWEST LINE OF LOT 83, TRACT NO. 16925 AS SHOWN ON MAP RECORDED IN BOOK 403, PAGE 39 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTHWESTERLY ALONG SAID PROLONGATION AND SAID NORTHWEST LINE TO THE NORTHEAST LINE OF LOT 69 OF SAID TRACT; THENCE NORTH-WESTERLY ALONG
SAID LINE TO THE NORTHWEST CORNER OF SAID LOT 69; THENCE SOUTHWESTERLY ALONG THE NORTHWEST LINE OF SAID LOT 69 AND ITS PROLONGATION TO THE CENTER LINE OF VIA CAMILLE; THENCE NORTHWESTERLY ALONG SAID CENTER
LINE TO THE NORTHEASTERLY PROLONGATION OF THE NORTHWEST LINE OF LOT 48 OF SAID TRACT; THENCE SOUTHWESTERLY ALONG SAID PROLONGATION AND SAID NORTHWEST LINE TO THE NORTHEAST LINE OF LOT 38 OF SAID TRACT; THENCE NORTHWESTERLY ALONG SAID LINE TO THE NORTHWEST CORNER OF SAID LOT 38; THENCE SOUTHWESTERLY ALONG THE NORTHWEST LINE OF SAID LOT 38 AND ITS PROLONGATION TO THE CENTER LINE OF VICTORIA AVENUE; THENCE
NORTHWESTERLY ALONG SAID CENTER LINE TO THE NORTHEASTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF LOT 17 OF SAID TRACT; THENCE
SOUTHWESTERLY ALONG SAID PROLONGATION AND SAID LINE TO THE NORTHEAST LINE OF LOT 163 OF MONTEBELLO, AS SHOWN ON MAP RECORDED IN BOOK 78,
PAGE 19 OF MISCELLANEOUS RECORDS OF SAID COUNTY; THENCE NORTHWESTERLY ALONG SAID NORTHEAST LINE TO THE NORTHWEST CORNER OF SAID LOT 163; THENCE SOUTHWESTERLY ALONG THE NORTHWEST LINE OF SAID LOT, 76.69 FEET; THENCE SOUTHERLY TO A POINT IN THE CENTER LINE OF BEVERLY BOULEVARD
THAT IS DISTANT SOUTHEASTERLY THEREON 149.54 FEET FROM THE
SOUTHWESTERN PROLONGATION OF THE NORTHWEST LINE OF SAID LOT 163;
THENCE NORTHWESTERLY ALONG SAID CENTER LINE TO THE WEST LINE OF SAID MONTEBELLO; THENCE SOUTHERLY ALONG SAID WEST LINE 308.12 FEET; THENCE SOUTHEASTERLY PARALLEL WITH THE CENTER LINE OF SAID BOULEVARD TO THE CENTER LINE OF MORRIS PLACE AS SHOWN ON MAP OF TRACT NO. 13387
RECORDER IN BOOK 349, PAGE 46 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTHERLY ALONG CENTER LINE TO THE SOUTHWESTERLY LINE OF LOT 160 OF
SAID MONTEBELLO; THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY LINES
AND THEIR PROLONGATIONS OF LOTS 160, 159, 157, 155, 153, 151, 149,
147, 145, 143, 141, 139, 137, 135 OF SAID MONTEBELLO TO THE SOUTHWEST CORNER OF LOT 133 OF SAID MONTEBELLO; THENCE NORTHEASTERLY ALONG THE NORTHWEST LINE OF SAID LOT 133 TO THE NORTHEAST LINE OF THE SOUTHWEST 330 FEET OF SAID LOT; THENCE SOUTHEASTERLY ALONG SAID LINE TO THE NORTHWEST LINE OF LOT 131; THENCE NORTHEASTERLY ALONG SAID LINE 46
FEET TO THE NORTHWEST CORNER OF LOT 18, OF TRACT 10129 AS SHOWN ON MAP RECORDED IN BOOK 145, PAGE 33 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG THE NORTHEAST LINE OF SAID LOT AND ITS
PROLONGATION TO THE CENTER LINE OF TENTH STREET; THENCE NORTHEASTERLY ALONG SAID CENTER LINE TO THE NORTHWESTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT 4 OF SAID TRACT; THENCE SOUTHEASTERLY ALONG SAID PROLONGATION AND SAID LINE TO THE SOUTHEAST LINE OF SAID TRACT; THENCE SOUTHWESTERLY ALONG SAID LINE TO THE SOUTHWEST CORNER OF LOT 4, OF
TRACT 11158 AS SHOWN ON MAP RECORDED IN BOOK 201, PAGE 48 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY LINE OF SAID LOT AND ITS PROLONGATION TO THE CENTER LINE OF SPRUCE STREET AS SHOWN ON SAID MAP; THENCE SOUTHWESTERLY ALONG SAID CENTER
LINE TO THE CENTER LINE OF BEVERLY TERRACE; THENCE SOUTHEASTERLY ALONG SAID CENTER LINE TO THE CENTER LINE OF MONTEBELLO BOULEVARD; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO THE NORTHWESTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF THE SOUTHWEST 300 FEET OF LOT 125 OF SAID MONTEBELLO; THENCE SOUTHEASTERLY ALONG SAID PROLONGATION AND SAID NORTHEASTERLY LINE TO THE NORTHWEST LINE OF LOT 123 OF SAID
MONTEBELLO; THENCE NORTHEASTERLY ALONG SAID LINE 30 FEET; THENCE SOUTHEASTERLY PARALLEL WITH BEVERLY BOULEVARD 165 FEET; THENCE NORTHEASTERLY PARALLEL WITH THE NORTHWEST LINE OF SAID LOT TO THE
CENTER LINE OF BEVERLY BOULEVARD; THENCE SOUTHEASTERLY ALONG SAID
CENTER LINE TO THE SOUTHWEST PROLONGATION OF THE SOUTHEAST LINE OF LOT 207 OF SAID MONTEBELLO; THENCE NORTHEASTERLY ALONG SAID PROLONGATION
AND ALONG SAID SOUTHEAST LINE TO THE NORTHWEST CORNER OF LOT 209;
THENCE SOUTHEASTERLY ALONG THE NORTHEAST LINE OF LOTS 209, 211, AND
213, AND THE SOUTHEAST PROLONGATION THEREOF TO THE CENTER LINE OF
POPLAR AVENUE; THENCE NORTHEASTERLY ALONG SAID CENTER LINE TO THE NORTHEASTERLY PROLONGATION OF THE NORTHWEST LINE OF LOT 14 OF LA
MERCED HEIGHTS AS SHOWN ON MAP RECORDED IN BOOK 28, PAGE 4 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTHWESTERLY ALONG SAID PROLONGATION
AND SAID NORTHWESTERLY LINE TO THE NORTHWEST CORNER OF SAID LOT 14; THENCE NORTHERLY TO THE INTERSECTION OF THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF LOT 3 OF SAID LA MERCED HEIGHTS WITH THE CENTER LINE OF AVENIDA DE LA MERCED; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO THE NORTHWESTERLY PROLONGATION OF THE SOUTHWESTERLY
LINE OF LOT 9 OF SAID LA MERCED HEIGHTS; THENCE NORTH 8deg. 01' WEST ALONG SAID PROLONGATION TO A POINT THAT IS DISTANT NORTH 8deg. 01' WEST,
54.54 FEET FROM THE NORTH LINE OF SAID AVENIDA DE LA MERCED; THENCE NORTH 47deg. 43' WEST, 126.92 FEET; THENCE NORTH 21deg. 55' 30" WEST,
127.20 FEET; THENCE NORTH 0deg. 13' 30" WEST, 268.00 FEET; THENCE NORTH 31deg. 05' WEST, 92.20 FEET; THENCE NORTH 79deg. 39' WEST, 134.00 FEET; THENCE NORTH 41deg. 23' WEST, 144.60 FEET TO THE NORTHWEST LINE OF LOT 1 OF SAID LA MERCED HEIGHTS; THENCE NORTHWESTERLY TO A POINT IN THE SOUTHWEST LINE OF LOT 3, OF TRACT NO. 4104 AS SHOWN ON THE MAP RECORDED IN BOOK 46, PAGE 33 OF MAPS, RECORDS OF SAID COUNTY; SAID POINT BEING DISTANT NORTHWESTERLY ALONG SAID LINE 1059.39 FEET FROM THE MOST WESTERLY CORNER OF LOT 1 OF SAID LA MERCED HEIGHTS; THENCE SOUTHWESTERLY TO THE POINT OF BEGINNING;

EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY ALL THAT PORTION LYING WITHIN THE MONTEBELLO GAS STORAGE AREA, AS QUITCLAIMED TO THE VARIOUS SURFACE OWNERS BY VARIOUS DEEDS OF RECORD.

                         West Hollywood Base

	THE EASTERLY 117.9 FEET, MORE OR LESS, OF THE NORTHERLY 55.50 FEET OF LOT 7 OF TRACT NO. 7166, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 88 PAGE 35 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                     Calabasas Regulator Station

LOT 13 OF TRACT NO. 37824, IN THE CITY OF CALABASAS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1192 PAGES 81 THRU 86 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID
COUNTY.

                         Playa Del Rey Lot 11

LOT 11 OF TRACT NO. 24344, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 691 PAGES 29 TO 31 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 11, THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID LOT 11; THENCE SOUTH 00 DEGREES 22 MINUTES 15 SECONDS EAST ALONG THE EASTERLY LINE OF SAID LOT, 125.65 FEET; THENCE SOUTH 60 DEGREES 25 MINUTES 35 SECONDS WEST
120.42 FEET TO THE POINT OF INTERSECTION WITH THE CURVED WESTERLY LINE OF SAID LOT 11, BEING A CURVE CONCAVE WESTERLY WITH RADIUS OF 155.51 FEET, A RADIAL LINE THROUGH SAID POINT OF INTERSECTION BEARING SOUTH 65 DEGREES 43 MINUTES 41 SECONDS EAST; THENCE FOLLOWING THE BOUNDARIES OF SAID LOT 11, THE FOLLOWING COURSES AND DISTANCES NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24 DEGREES 36 MINUTES 34 SECONDS, 66.79 FEET; THENCE TANGENT TO SAID CURVE, NORTH 00 DEGREES 22 MINUTES 15 SECONDS WEST 119.64 FEET TO THE NORTHWEST CORNER OF SAID LOT 11; THENCE NORTH 89 DEGREES 37 MINUTES 45 SECONDS EAST 91 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING AND RESERVING, HOWEVER, TO SAID SOUTHERN CALIFORNIA GAS COMPANY, ITS SUCCESSORS AND ASSIGNS, ALL OF THE MINERAL, OIL, GAS AND OTHER HYDROCARBON RIGHTS AND ESTATE IN, AND ALL OF THE MINERAL, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES NOW AND/OR HEREAFTER PRODUCED FROM THE PROPERTY HEREBY QUITCLAIMED, AND THE EXCLUSIVE RIGHT TO EXPLORE FOR AND TAKE MINERAL, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES FROM MINERAL, OIL AND/OR GAS ZONES UNDERLYING SAID LOTS OR PARCELS, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE SUCH SUBSURFACE, MINERAL, OIL AND/OR GAS ZONES FOR INJECTING, STORING AND WITHDRAWING NATURAL GAS (WHETHER PRODUCED FROM SUCH OR OTHER PROPERTY) THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME; BUT WITH NO RIGHT OF ENTRY TO CARRY ON ANY SUCH OPERATIONS ON SUCH PROPERTY EXCEPT BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, IT BEING UNDERSTOOD THAT SUCH OPERATIONS, IF ANY, WILL BE CONDUCTED FROM THE SURFACE OF ADJOINING OR NEARBY PROPERTY BY SLANT DRILLING OR OTHERWISE.

                         COUNTY OF ORANGE

	Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of Orange, State of California, described as follows:

                        Yorba Linda Station

LOT 40 AND LETTERED LOTS A AND B OF TRACT 14689, IN THE CITY OF YORBA LINDA, RECORDED IN MAP BOOK 735 PAGES 5 THRU 7 INCLUSIVE, OF
MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, STATE OF CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, PETROLEUM, ASPHALTUM, GAS, AND OTHER HYDROCARBON SUBSTANCES IN OR UNDER SAID LAND WITHOUT ANY RIGHT OF ENTRY ONTO THE SURFACE THEREOF OR THE UPPER 500 FEET MEASURED AT RIGHT ANGLES TO THE SURFACE OF SAID LAND, AS RESERVED IN DEEDS RECORDED OCTOBER 5, 1979 IN BOOK 13342, PAGE 1463 AND BOOK 13342, PAGE 1469 AND SEPTEMBER 20, 1983 AS INSTRUMENT NO. 83-412359, OFFICIAL RECORDS.

                       COUNTY OF RIVERSIDE

	Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of Riverside, State of California, described as follows:

                          Watson Station

THE EASTERLY 180.00 FEET OF LOT 40 OF ROMOLA FARMS IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 12 PAGE 71 OF MAPS, RECORDS OF SAID RIVERSIDE COUNTY. THE WESTERLY LINE OF SAID EASTERLY 180.00 FEET WILL BE PARALLEL WITH THE EASTERLY LINE OF SAID LOT 40.

CONTAINING 1.3 ACRES, MORE OR LESS.

                           Murrieta Base

THE SOUTHWESTERLY ONE-HALF OF THAT PORTION OF LOT 87 OF THE LANDS OF THE TEMECULA LAND AND WATER COMPANY, AS SHOWN BY MAP ON FILE IN BOOK 8 PAGE 359 OF MAPS, RECORDS OF SAN DIEGO COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 87 SAME BEING THE
INTERSECTION OF THE CENTER LINES OF JEFFERSON STREET AND GUAVA STREET;

THENCE EASTERLY ON THE CENTER LINE OF GUAVA STREET, TO THE NORTHEAST CORNER OF LOT 87;

THENCE SOUTHERLY ON THE CENTER LINE OF MADISON AVENUE, 726 FEET;

THENCE WESTERLY, PARALLEL WITH THE CENTER LINE OF GUAVA STREET, 1320 FEET TO THE CENTER LINE OF JEFFERSON AVENUE;

THENCE NORTHERLY ON THE CENTER LINE OF JEFFERSON AVENUE, 726 FEET TO THE POINT OF BEGINNING;

EXCEPTING THEREFROM ANY PORTIONS INCLUDED IN STREETS.

                     COUNTY OF SAN BERNARDINO

Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of San Bernardino, State of California, described as follows:

                         Duckworth Parcel

IMPROVED REAL PROPERTY LOCATED IN THE CITY OF NEWBERRY SPRINGS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND MORE COMMONLY KNOWN AS:

STAR ROUTE BOX 1
NEWBERRY SPRINGS, CALIFORNIA

AND MORE PARTICULARLY DESCRIBED AS:

THE SOUTH ONE HALF OF THE NORTHEAST ONE QUARTER OF THE SOUTHEAST ONE QUARTER OF THE SOUTHEAST ONE QUARTER OF SECTION 8, TOWNSHIP 8 NORTH, RANGE 4 EAST, S.B.B.M. IN THE COUNTY OF SAN BERNARDINO, STATE OF
CALIFORNIA.

ASSESSOR'S PARCEL NUMBER:  0529-101-13-0-000

                           Rim Forest Base

THAT CERTAIN BUILDING LOCATED ON THE REAL PROPERTY IN THE STATE OF CALIFORNIA, COUNTY OF SAN BERNARDINO, MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

PARCEL 1: LOTS 59 AND 60, AND THE WEST 10 FEET OF LOT 58, TRACT NO. 2414, RIM OF THE WORLD SUBDIVISION, IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 34 OF MAPS, PAGE 45, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:  LOTS 61 AND 62, TRACT NO. 2414, RIM OF THE WORLD
SUBDIVISION NO. 2, IN THE COUNTY OF SAN BERNARDINO, STATE OF
CALIFORNIA, AS PER MAP RECORDED IN BOOK 34 OF MAPS, PAGE 45, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3 : LOT 63, TRACT NO. 2414, RIM OF THE WORLD SUBDIVISION NO. 2, IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 34 OF MAPS, PAGE 45, IN THE OFFICE OF THE COUNTY
RECORDER OF SAID COUNTY.

                     Needles Compressor Station

A PARCEL OF LAND IN THE CITY OF NEEDLES, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, LYING IN THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 9 NORTH, RANGE 23 EAST OF THE SAN BERNARDINO MERIDIAN,
DESCRIBED AS FOLLOWS:

THAT CERTAIN 18734.69 SQUARE FOOT PARCEL OF LAND DESCRIBED IN DEED DATED JUNE 15, 1918 FROM T. J. AND ANNA M. MURPHY TO THE CALIFORNIA, ARIZONA AND SANTA FE RAILWAY COMPANY (PREDECESSOR IN INTEREST TO THE ATCHISON TOPEKA AND SANTA FE RAILWAY COMPANY), RECORDED AUGUST 9, 1918, IN BOOK 642, PAGE 4, RECORDS OF SAID COUNTY, SAID 18734.69 SQUARE FOOT PARCEL BEING DESCRIBED IN SAID DEED FOR REFERENCE AS
FOLLOWS:

"ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 29, TOWNSHIP 9 NORTH, RANGE 23 EAST, SAN BERNARDINO MERIDIAN, LYING NORTH AND EAST OF A LINE DRAWN FROM A POINT IN THE NORTH BOUNDARY OF SAID SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, DISTANT 274.3 FEET WEST OF THE NORTHEAST CORNER OF SAID SOUTHWEST QUARTER TO A POINT IN THE EAST BOUNDARY OF SAID SOUTHWEST QUARTER DISTANT 136.6 FEET SOUTH FROM SAID NORTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29; SAID TRACT CONTAINING AN AREA OF 18734.69 SQUARE FEET, MORE OR LESS."

ALSO, THAT CERTAIN ONE ACRE PARCEL OF LAND DESCRIBED IN DEED DATED MAY 17, 1926 FROM T.J. AND ANNA M. MURPHY TO SAID THE CALIFORNIA, ARIZONA AND SANTA FE RAILWAY COMPANY, RECORDED MAY 22, 1926 IN BOOK 100, PAGE 216, RECORDS OF SAID COUNTY, SAID 1 ACRE PARCEL BEING DESCRIBED IN SAID DEED FOR REFERENCE AS FOLLOWS;

"BEGINNING AT THE SOUTHERN CORNER OF LAND CONVEYED BY SAID GRANTORS TO SAID GRANTEE BY DEED DATED JUNE 15, 1918, AND RECORDED IN BOOK 642, PAGE 4 OF DEEDS, RECORDS OF SAID SAN BERNARDINO COUNTY, SAID CORNER BEING IN THE EAST LINE OF SAID SOUTHWEST QUARTER OF SOUTHEAST QUARTER; THENCE SOUTH 0 DEGREES 43 MINUTES WEST ALONG SAID EAST LINE 111.7 FEET; THENCE NORTH 62 DEGREES 49 MINUTES WEST PARALLEL WITH AND 100 FEET SOUTHWESTERLY FROM THE SOUTHWESTERN LINE OF LAND CONVEYED TO SAID GRANTORS 395.78 FEET TO A POINT 40 FEET SOUTH 0 DEGREES 43 MINUTES WEST FROM THE SOUTH LINE OF BLOCK 103, AS SHOWN ON MAP OF NEEDLES, RECORDED FEBRUARY 9, 1899, ON PAGES 17 AND 18 OF BOOK 13 OF MAPS, RECORDS OF SAID SAN BERNARDINO COUNTY; THENCE NORTH 89 DEGREES 17 MINUTES WEST 250 FEET, MORE OR LESS, TO A POINT 40 FEET SOUTH 0 DEGREES 43 MINUTES WEST FROM THE SOUTHEAST CORNER OF BLOCK 102 OF SAID NEEDLES MAP; THENCE NORTH 0 DEGREES 43 MINUTES EAST 40 FEET TO SAID SOUTHEAST CORNER; THENCE SOUTH 89 DEGREES 17 MINUTES EAST 100 FEET TO THE SOUTHWEST CORNER OF SAID BLOCK 103; THENCE SOUTH 89 DEGREES 17 MINUTES EAST ALONG THE SOUTH LINE OF SAID BLOCK 103 TO SAID SOUTHWESTERN LINE OF LANDS CONVEYED BY SAID GRANTORS; THENCE SOUTH 62 DEGREES 49 MINUTES EAST ALONG SAID SOUTHWESTERN LINE 243.8 FEET TO THE PLACE OF BEGINNING; CONTAINING AN AREA OF ONE ACRE, MORE OR LESS."

ALSO, THOSE CERTAIN LOTS AND BLOCKS DESCRIBED IN DEED DATED APRIL 12, 1927 FROM THE SOUTHERN PACIFIC LAND COMPANY TO THE SAID CALIFORNIA, ARIZONA AND SANTA FE RAILWAY COMPANY, RECORDED JULY 1, 1927 IN BOOK 253, PAGE 14, RECORDS OF SAID COUNTY, SAID LOTS AND BLOCKS BEING DESCRIBED IN SAID DEED FOR REFERENCE AS FOLLOWS;

"LOTS FIVE (5) AND SIX (6) IN BLOCK ONE HUNDRED THREE (103) AND ALL OF BLOCK ONE HUNDRED FOUR (104), McWILLIAMS SURVEY OF THE TOWN OF NEEDLES, ACCORDING TO THE PLAT THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY ON FEBRUARY 9, 1899; TOGETHER WITH ALL RIGHTS, PRIVILEGES AND APPURTENANCES THEREUNTO BELONGING OR IN ANYWISE APPERTAINING."

                 G Street Base Boxing Arena Annex

THAT PORTION OF LOT 17, LYING SOUTH OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY, IN BLOCK 11, OF RANCHO SAN BERNARDINO, IN THE CITY OF SAN BERNARDINO, COUNTY OF SAN BERNARDINO, STATE OF
CALIFORNIA, AS PER PLAT RECORDED IN BOOK 7 OF MAPS, PAGE 2, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID LOT 17, ADJOINING THE SOUTH LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY RIGHT OF WAY;

THENCE SOUTH ALONG THE WEST LINE OF SAID LOT, 140 FEET;

THENCE EAST 200 FEET;

THENCE NORTH 140 FEET;

THENCE EAST 200 FEET TO THE POINT OF BEGINNING.

                         COUNTY OF TULARE

Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of Tulare, State of California, described as follows:

                      Visalia Town Gas Site

THAT PORTION OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 18 SOUTH, RANGE 25 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF, MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING AT THE SOUTHWEST CORNER OF BLOCK 5, DROUILLARD'S ADDITION TO THE CITY OF VISALIA PER MAP RECORDED IN BOOK 5, PAGE 16, OF MAPS,
TULARE COUNTY RECORDS;

THENCE, SOUTH 89 deg. 44'15" EAST, 265.54 FEET TO THE SOUTHEAST CORNER OF SAID BLOCK 5;

THENCE, NORTH 0 deg. 00'20" EAST, 17.00 FEET TO A POINT IN THE EAST LINE OF SAID BLOCK 5;

THENCE, SOUTH 89 deg. 44'15" EAST, 50.00 FEET;

THENCE, NORTH 0 deg. 00'20" EAST, 223.62 FEET;

THENCE, NORTH 89 deg. 44'15" WEST, 50.00 FEET TO A POINT IN THE EAST LINE OF SAID BLOCK 5; THENCE NORTH 0 deg. 00'20" EAST, 22.27 FEET TO THE NORTHEAST CORNER OF SAID BLOCK 5;

THENCE, NORTH 89 deg. 42'50" WEST, 51 FEET;

THENCE, SOUTH 0 deg. 04'40" WEST, 90.03 FEET;

THENCE, NORTH 89 deg. 42'50" WEST, 214.21 FEET PARALLEL WITH THE NORTH LINE OF SAID BLOCK 5 TO A POINT IN THE WEST LINE OF SAID BLOCK 5;

THENCE, SOUTH 0 deg. 04'40" WEST, 172.97 FEET TO THE POINT OF BEGINNING.




                             EXHIBIT A

[FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES GG, DUE 2012]

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

                 SOUTHERN CALIFORNIA GAS COMPANY
      (Incorporated under the laws of the State of California)

              FIRST MORTGAGE BOND, SERIES GG, DUE 2012
                               4.80%

No. ___                                               $___________
                                          CUSIP No.  84 24 34 CA 8

SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation", which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________________
[If this bond is issued as a global security, insert "CEDE & CO." in the foregoing space] or registered assigns, the principal sum of ___________________________________ DOLLARS in lawful money of the
United States of America, on the first day of October, 2012, and to pay interest thereon from the date of this bond, at the rate of 4.80% per annum in like lawful money, payable semi-annually, on the first day of April and October in each year, to the holder of record of this bond on the immediately preceding fifteenth day of March or September, respectively, commencing April 1, 2003, until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of U.S. Bank, N.A., or its successor trustee under said Indenture, in the City and County of San Francisco, State of California [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"]. Notwithstanding the foregoing, so long as the holder of the Series GG Bonds is a depositary, or its nominee, payment of the principal of (and premium, if any) and interest on this bond will be made by wire transfer of immediately available funds.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set forth at this place.

IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by the facsimile signature of its authorized officer and a facsimile of its corporate seal to be hereto affixed and attested by its Secretary or an Assistant
Secretary.

Dated:

                                  SOUTHERN CALIFORNIA GAS COMPANY


                                  By
                                      Vice President
(CORPORATE SEAL)

Attest:



Secretary





                  [REVERSE SIDE - FORM OF REGISTERED BOND
                   WITHOUT COUPONS, SERIES GG, DUE 2012]

This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and deed of trust dated October 1, 1940, between the Corporation and U.S. Bank, N.A., as successor trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1,
1965, August 1, 1972, May 1, 1976, September 15, 1981, May 18, 1984,
November 15, 1986, January 15, 1988 and August 15, 1992 (herein collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond in one of a series designated as the "First Mortgage Bonds, Series GG, due 2012" (herein called "Series GG" Bonds) of the Corporation, issued under and secured by the Indenture. Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (?) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (?) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.

The Series GG Bonds are entitled to the benefits of the Renewal Fund as provided in the Indenture.

All or a portion of the Series GG Bonds may be redeemed at the Corporation's option at any time or from time to time.

The price at which the Series GG Bonds will be redeemed (the "Redemption Price") on the date fixed for such redemption (the "Redemption Date") will be equal to the greater of the following amounts: (a) 100% of the principal amount of the bonds being redeemed on the Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series GG Bonds being redeemed on that Redemption Date (not including any portion of any payments of accrued and unpaid interest to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 25 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Series GG Bonds that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on such Interest Payment Dates to the registered holders of such Series GG Bonds as of the close of business on the relevant record date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Series GG Bonds or portions thereof called for redemption.

"Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Series GG Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series GG Bonds.

"Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is furnished fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

"Reference Treasury Dealer" means (A) ABN AMRO Incorporated and BNP Paribas Securities Corp. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer(s); and (B) any other Primary Treasury Dealer selected by the Corporation.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

In the event of redemption of this bond in part only, a new bond or Series GG Bonds and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

Notice of any such redemption will be mailed to the registered owners of the Series GG Bonds to be redeemed not less than 30 nor more than 60 days before the Redemption Date. Once notice of redemption is mailed, the Series GG Bonds called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date. Upon the Corporation's election to redeem all or a portion of the Series GG Bonds, that redemption will not be conditional upon receipt by the paying agent or the Trustee of monies sufficient to pay the Redemption Price.

In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"] and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies fully registered Series GG Bonds without coupons, are exchangeable for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until U.S. Bank, N.A., or its successor as Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.

This bond shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.


              [FORM OF CERTIFICATE OF AUTHENTICATION]
                            CERTIFICATE

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.


                                                U.S. BANK, N.A.
                                                   Trustee




                                             By


                                               Authorized Officer